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                                                                      Exhibit 17


                   TO VOTE BY MAIL, PLEASE DETACH CARD HERE
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                                     PROXY

                               ____________FUND

            A SERIES OF AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2
                   PROXY SOLICITED BY THE BOARD OF TRUSTEES
             FOR SPECIAL MEETING OF SHAREHOLDERS ON JUNE 22, 2000

     The undersigned hereby appoints Alice T. Kane, Gregory R. Seward, Nori L. Gabert and Pauletta P. Cohn, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting (the "Meeting") of Shareholders of the Fund indicated above to be held in Meeting Room 1 at the offices of The Variable Annuity Life Insurance Company, Plaza Level. The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019 on Thursday June 22, 2000, at 2:00 p.m. (Central
Time) and at any adjournment thereof, all the shares of the Fund which the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
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In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                      PLEASE SIGN ON THE REVERSE SIDE AND
                   RETURN PROMPLTY IN THE ENCLOSED ENVELOPE


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SEE REVERSE SIDE                                                SEE REVERSE SIDE
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                                Special Meeting of Shareholders
                                Thursday, June 22, 2000
                                2:00 p.m. Central Time
                                The Variable Annuity Life Insurance Company
                                Meeting Room 1, Plaza Level
                                The Woodson Tower
                                2919 Allen Parkway
                                Houston, Texas

Instructions for Voting Your Proxy

American General Series Portfolio 2 is now offering shareholders of record three alternative ways of voting your proxies:

*By Telephone (using a touch-tone telephone) *By Fax (using facsimile) *By Mail (traditional method)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING
Available only until 5:00 p.m. Eastern time on June 21, 2000.
*  This method of voting is available for residents of the U.S. and Canada.
* On a touch-tone telephone, call TOLL FREE 1-877-816-0869 24 hours a day, 7 days a week.
* You will be asked to enter the company number and the control number shown below.
*  Have your proxy card ready, then follow the simple instructions.
*  Your vote will be confirmed and cast as you directed.

FAX VOTING
Available only until 5:00 p.m. Eastern time on June 21, 2000.
*  Complete your Proxy Card.
* Fax your Proxy Card (both front and back sides) to Proxy Department at 1-212-440-9009.

VOTING BY MAIL
* Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
* If you are voting by telephone, please do not mail your proxy card.


                  [COMPANY NUMBER]           [CONTROL NUMBER]

                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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[X] Please mark votes as in this example.

The Trustees recommend a vote FOR the proposal.

Proposal to approve or disapprove an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of the fund named on the reverse side of this card by a corresponding series of North American Funds.


              FOR       AGAINST    ABSTAIN
              [_]         [_]       [_]


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, name and indicate the signer's office. If a partner, sign in the partnership name.


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Signature

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Signature (if held jointly)

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Date